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                                                                    EXHIBIT 23.2

                   (GAINER, DONNELLY & DESROCHES LETTERHEAD)

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Availent Financial, Inc.
Dallas, Texas

We have audited the accompanying consolidated statements of operations and comprehensive loss and cash flows of Availent Financial, Inc. and Subsidiaries for the year ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statements of operations and comprehensive loss and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statements of operations and comprehensive loss and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated statements of operations and comprehensive loss and cash flows. We believe that our audit of the consolidated statements of operations and comprehensive loss and cash flows provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations and comprehensive loss and cash flows referred to above present fairly, in all material respects, the results of the operations and the cash flows of Availent Financial, Inc. and Subsidiaries for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ GAINER, DONNELLY & DESROCHES, L.C.


GAINER, DONNELLY & DESROCHES, L.C.
Houston, Texas
March 6, 2002
(restated as of February 12, 2003)